EXHIBIT 99.2

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

) In the Matter of	)
	)	ORDER TO
FREMONT INVESTMENT & LOAN	)	CEASE AND DESIST
BREA, CALIFORNIA	)
	)	Docket No. FDIC-07-035b
FREMONT GENERAL CREDIT CORPORATION,	)
FREMONT GENERAL CORPORATION,	)
as institution-affiliated parties of	)
FREMONT INVESTMENT AND LOAN	)
)
(INSURED STATE NONMEMBER BANK))
)

     )

Fremont Investment & Loan, Brea, California (“Bank”), and Fremont General Credit Corporation (“FGCC”) and Fremont General Corporation (“FGC”), institution-affiliated parties of the Bank, having been advised of their right to a Notice of Charges and of Hearing detailing the unsafe or unsound banking practices and violations of law and/or regulations alleged to have been committed by the Bank, FGCC and FGC and of their right to a hearing on the alleged charges under section 8(b)(1) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. §1818(b)(1), and having waived those rights, entered into a STIPULATION AND CONSENT TO THE ISSUANCE OF AN ORDER TO CEASE AND DESIST (“CONSENT AGREEMENT”) with counsel for the Federal Deposit Insurance Corporation (“FDIC”), dated March 7, 2007, whereby solely for the purpose of this proceeding and without admitting or denying the alleged charges of unsafe or unsound banking practices and violations of law and/or regulations, the Bank, FGCC and FGC consented to the issuance of an ORDER TO CEASE AND DESIST (“ORDER”) by the FDIC.

The FDIC considered the matter and determined that it had reason to believe that the Bank, FGCC and FGC had engaged in unsafe or unsound banking practices and had committed violations of law and/or regulations. The FDIC, therefore, accepted the CONSENT AGREEMENT and issued the following:

ORDER TO CEASE AND DESIST

IT IS HEREBY ORDERED, that the Bank, its institution-affiliated parties, as that term is defined in section 3(u) of the Act, 12 U.S.C. §1813(u), and its successors and assigns cease and desist from the following unsafe and unsound banking practices and violations of law and/or regulations:

(a) operating with management whose policies and practices are detrimental to the Bank;

(b) operating the Bank without effective risk management policies and procedures in place in relation to the Bank’s primary line of business of brokered subprime mortgage lending;

(c) operating the Bank without effective risk management policies and procedures in place in relation to the Bank’s other primary line of business of commercial real estate construction lending;

(d) operating with inadequate underwriting criteria and excessive risk in relation to the kind and quality of assets held by the Bank;

(e) operating without an accurate, rigorous and properly documented ALLL methodology;

(f) operating with a large volume of poor quality loans;

(g) engaging in unsatisfactory lending practices;

(h) operating without an adequate strategic plan in relation to the volatility of the Bank’s business lines and the kind and quality of assets held by the Bank;

(i) operating with inadequate capital in relation to the kind and quality of assets held by the Bank;

(j) operating in such a manner as to produce low and unsustainable earnings;

(k) operating with inadequate provisions for liquidity in relation to the volatility of the Bank’s business lines and the kind and quality of assets held by the Bank;

(l) marketing and extending adjustable-rate mortgage (“ARM”) products to subprime borrowers in an unsafe and unsound manner that greatly increases the risk that borrowers will default on the loans or otherwise cause losses to the Bank, including ARM products with one or more of the following characteristics:

(i) qualifying borrowers for loans with low initial payments based on an introductory or “start” rate that will expire after an initial period, without an adequate analysis of the borrower’s ability to repay the debt at the fully-indexed rate;

(ii) approving borrowers without considering appropriate documentation and/or verification of their income;

(iii) containing product features likely to require frequent refinancing to maintain an affordable monthly payment and/or to avoid foreclosure;

(iv) including substantial prepayment penalties and/or prepayment penalties that extend beyond the initial interest rate adjustment period;

(v) providing borrowers with inadequate and/or confusing information relative to product choices, material loan terms and product risks, prepayment penalties, and the borrower’s obligations for property taxes and insurance;

(vi) approving borrowers for loans with inadequate debt-to-income analyses that do not properly consider the borrowers’ ability to meet their overall level of indebtedness and common housing expenses; and/or

(vii) approving loans or “piggyback” loan arrangements with loan-to-value ratios approaching or exceeding 100 percent of the value of the collateral;

(m) making mortgage loans without adequately considering the borrower’s ability to repay the mortgage according to its terms;

(n) operating in violation of section 23B of the Federal Reserve Act, 12 U.S.C. §371c-1, made applicable to state nonmember insured institutions by section 18(j)(1) of the Act, 12 U.S.C. §1828(j)(1), in that the Bank engaged in transactions with its affiliates on terms and under circumstances that in good faith would not be offered to, or would not apply to, nonaffiliated companies; and

(o) operating inconsistently with the FDIC’s Interagency Advisory on Mortgage Banking and Interagency Expanded Guidance for Subprime Lending Programs.

IT IS FURTHER ORDERED, that the Bank, its institution-affiliated parties, and its successors and assigns, take affirmative action as follows:

MANAGEMENT REQUIREMENTS AND OVERSIGHT OF BANK OPERATIONS

1. The Bank shall have and retain qualified management acceptable to the Regional Director of the San Francisco Regional Office (“Regional Director”) and the Commissioner of the Department of Financial Institutions for the State of California (“Commissioner”).

(a) Each member of management shall have qualifications and experience commensurate with his or her duties and responsibilities at the Bank. Management shall include a chief executive officer with proven ability to manage a bank of comparable size, and experience in upgrading a low quality loan portfolio, improving earnings, and other matters needing particular attention. Management shall also include a qualified chief operating officer and a chief risk officer with proven abilities in risk management of subprime lending programs. Such officers shall develop and establish an independent centralized risk management program. Each member of management shall be provided appropriate written authority from the Bank’s board of directors to implement the provisions of this ORDER.

(b) The qualifications of management shall be assessed on its ability to:

(i) comply with the requirements of this ORDER;

(ii) operate the Bank in a safe and sound manner;

(iii) comply with applicable laws and regulations; and

(iv) restore all aspects of the Bank to a safe and sound condition, including asset quality, capital adequacy, earnings, management effectiveness, liquidity, and sensitivity to market risk.

(c) During the life of this ORDER, the Bank shall notify the Regional Director and the Commissioner in writing when it proposes to add any individual to the Bank’s board of directors or employ any individual as a senior executive officer. The notification must be received at least 30 days before such addition or employment is intended to become effective and should include a description of the background and experience of the individual or individuals to be added or employed. The Bank shall not employ a senior executive who is associated in any manner with an affiliate as defined in 12 U.S.C. §371c without the Regional Director’s and the Commissioner’s prior written approval.

2. Within 60 days from the effective date of this ORDER, the Bank’s board of directors shall obtain an independent study of the management and personnel structure of the Bank to determine whether additional personnel are needed for the safe and profitable operation of the Bank. Such a study shall include, at a minimum, a review of the duties, responsibilities, qualifications, and remuneration of the Bank officers. The Bank shall formulate a plan to implement the recommendations of the study. Such plan shall be provided to the Regional Director and the Commissioner for review and approval prior to implementation.

3. (a) Within 120 days from the effective date of this ORDER, and during the life of this ORDER, independent directors shall comprise a majority of the Bank’s board of directors.

(b) The addition of any new Bank directors required by this paragraph may be accomplished, to the extent permissible by state statute or the Bank’s by-laws, by means of appointment or election at a regular or special meeting of the Bank’s shareholders. For purposes of this ORDER, an independent director shall be any individual who is not an officer or former officer of the Bank, any subsidiary, or any of its affiliated organizations; who does not own more than 10 percent of the outstanding shares of FGCC and FGC; who is not related by blood or marriage to an officer or director of the Bank or to any shareholder owning more than 10 percent of FGCC’s and FGC’s outstanding shares and does not otherwise have a common financial interest with such officer, director or shareholder; who is not indebted to the Bank directly or indirectly, including the indebtedness of any entity in which the individual has a substantial financial interest, in an amount exceeding 10 percent of the Bank’s total Tier 1 capital and allowance for loan and lease losses; or who is deemed to be an independent director for purposes of this ORDER by the Regional Director and the Commissioner.

(c) In addition to the foregoing, within 120 days from the effective date of this ORDER, and during the life of this ORDER, the Bank shall limit the representation of FGC and FGCC in the aggregate to no more than 25 percent of the Bank’s board of directors.

4. The Bank shall not enter into any contract for services essential to the operations of the Bank with FGCC or FGC or any subsidiary thereof, without the prior written approval of the Regional Director and the Commissioner.

5. Within 60 days from the effective date of this ORDER, the Bank shall correct all violations of law and all practices inconsistent with Interagency Statements of Policy as cited in paragraphs (n) and (o) of this ORDER. In addition, the Bank shall take all necessary steps to ensure future compliance with all applicable laws and regulations.

6. Within 30 days from the effective date of this ORDER, the Bank shall establish a Directors Compliance Committee (“Compliance Committee”) composed of at least three independent directors. For purposes of this provision of the ORDER, an independent director is defined as set forth in paragraph 3(b) of this ORDER. The Compliance Committee shall perform their duties required by this ORDER and otherwise monitor compliance with this ORDER. In addition, within 60 days from the effective date of this ORDER, and every 30 days thereafter during the life of this ORDER, it shall submit to the board of directors for consideration at its regular monthly meeting a written report detailing the Bank’s compliance with this ORDER. The monthly compliance report shall be incorporated into the minutes of the corresponding board of directors’ meeting. Nothing herein contained shall diminish the responsibility of the entire board of directors to ensure compliance with the provisions of this ORDER.

7. Following the effective date of this ORDER, the Bank shall send to its shareholders or otherwise furnish a description of this ORDER in conjunction with the Bank’s next shareholder communication and also in conjunction with its notice or proxy statement preceding the Bank’s next shareholder meeting. The description shall fully describe the ORDER in all material respects. The description and any accompanying communication, statement, or notice shall be sent to the FDIC, Registration and Disclosure Unit, Washington, D.C., 20429, at least 15 days prior to dissemination to shareholders. Any changes requested to be made by the FDIC shall be made prior to dissemination of the description, communication, notice, or statement.

8. Within 30 days of the end of the first calendar quarter following the effective date of this ORDER, and within 30 days of the end of each calendar quarter thereafter, the Bank shall furnish written progress reports to the Regional Director and the Commissioner detailing the form and manner of any actions taken to secure compliance with this ORDER and the results thereof. Such reports may be discontinued when the corrections required by this ORDER have been accomplished and the Regional Director and the Commissioner have released the Bank in writing from making further reports.

CORRECTIVE PLANS AND POLICIES ON RESIDENTIAL LENDING

9. (a) Within 90 days from the effective date of this ORDER, the Bank shall revise, adopt, and implement written lending policies to provide effective guidance and control over the Bank’s residential lending function. In addition, the Bank shall obtain adequate and current documentation to fully support the prudence of the Bank’s underwriting for all loans in the Bank’s residential loan portfolio, whether such loans are held for sale or held for investment. Such policies shall be provided to the Regional Director and the Commissioner for review and approval prior to implementation and their implementation shall be in a form and manner acceptable to the Regional Director and the Commissioner as determined at subsequent examinations and/or visitations.

(b) The initial revisions to the Bank’s residential loan policy and practices, required by this paragraph, at a minimum, shall include the following:

(i) Provisions which require that the Bank’s analysis of a borrower’s debt-to-income ratio include an assessment of the borrower’s ability to meet his or her overall level of indebtedness and common housing expenses, including, but not limited to, real estate taxes, hazard insurance, homeowners’ association dues, and private mortgage insurance. In addition, the Bank’s qualifying standards shall include an analysis of the borrower’s ability to repay the debt at the fully indexed rate, assuming a fully amortizing repayment schedule. The Bank shall not increase the 50 percent debt-to-income ratio set forth in its loan policy, and to the extent that the policy allows routine extension of loans resulting in higher debt-to-income ratios, shall reduce such ratios to 50 percent. In any case in which a loan would result in a debt-to-income ratio greater than 50 percent, the Bank’s policy should set forth specific mitigating factors (e.g., higher credit scores, significant liquid assets, mortgage insurance) that will permit the Bank to determine that the borrower possesses the demonstrated ability to repay the loan. For purposes of the foregoing debt-to-income measurement, “debt” shall include a realistic estimate of taxes and insurance associated with the loan; and projected loan payments shall be calculated at the fully indexed and fully amortized rate;

(ii) Provisions which require that the Bank analyze the risk inherent in a loan, both from the features of the loan and the borrower’s characteristics, and further require that the Bank must verify the borrower’s income, assets, and liabilities, including the use of recent W-2 statements, pay stubs, tax returns, or similarly reliable documentation, and verify that the borrower remains employed;

(iii) Provisions which require that when the Bank uses risk-layered features, such as reduced documentation loans or simultaneous-second lien mortgages, the Bank shall demonstrate the existence of effective mitigating factors that support the underwriting decision and the borrower’s repayment capacity, which mitigating factors cannot solely be based on a higher interest rate;

(iv) Provisions which require that the Bank inform borrowers of the option to escrow funds for payment of taxes and insurance if such escrows are not required as a condition of the loan; and

(v) Provisions that describe the efforts that the Bank will make to restructure loans in distress, consistent with marketability of such loans, with sound principles of underwriting as set forth in paragraph 9 of this ORDER, and in full compliance with applicable consumer protection laws.

10. (a) Within 90 days from the effective date of this ORDER, the Bank shall develop, adopt, and implement a policy governing communications with consumers to ensure that the borrowers are provided with sufficient information to enable them to understand all material terms, costs, and risks of loan products at a time that will help the consumer select products and choose among payment options (“Policy on Consumer Communications”). Such policy and its implementation shall be in a form and manner acceptable to the Regional Director and the Commissioner as determined at subsequent examinations and/or visitations.

(b) The provisions of the Bank’s Policy on Consumer Communications required by this paragraph shall, at a minimum, include the following:

(i) Provisions which require that all communications with consumers, including advertisements, oral statements, and promotional materials, provide clear and balanced information about the relative benefits and risks of the products, and that such communications shall be provided in a timely manner to assist consumers in the product selection process, not just upon submission of an application or at the consummation of the loan;

(ii) Provisions which require that all mortgage product descriptions and advertisements provide clear, detailed information about all of the costs, terms, features, and risks of the loan to the borrower, including, but not limited to, the following:

(A) Potential payment increases, including how the new payment will be calculated when the introductory fixed rate expires;

(B) The existence of any prepayment penalty, how it will be calculated, and when it may be imposed;

(C) The existence of any balloon payment;

(D) Whether there is a pricing premium attached to a reduced documentation or stated income program; and

(E) Whether the borrower will be required to make payments for real estate taxes and insurance in addition to the loan payment, if not escrowed, and the fact that tax and insurance costs can be substantial.

11. (a) Within 90 days from the effective date of this ORDER, the Bank shall develop, adopt, and implement strong control systems to monitor whether the Bank’s actual practices are consistent with their policies and procedures. These systems shall address consumer information concerns and underwriting standards, as required by paragraphs 9 and 10 above, and shall encompass both Bank personnel and all applicable third parties, including mortgage brokers and correspondents. Such systems and their implementation shall be in a form and manner acceptable to the Regional Director and the Commissioner as determined at subsequent examinations and/or visitations.

(b) The Bank’s control systems as required by this paragraph, shall, at a minimum, include the following components:

(i) Adopting and implementing appropriate criteria for hiring and training loan personnel, entering into and maintaining relationships with third parties, and conducting initial and ongoing due diligence with third parties;

(ii) Adopting and implementing compensation programs that avoid providing incentives for originations inconsistent with sound underwriting and consumer protection principles;

(iii) Monitoring compliance with appropriate laws and regulations, applicable third party agreements, and internal policies;

(iv) Taking appropriate corrective actions in the event of the failure to comply with applicable laws, regulations, third party agreements, or internal policies;

(c) Maintaining adequate procedures to review consumer complaints to identify potential compliance problems or other negative trends; and

(d) Maintaining accurate centralized records of consumer and broker-related complaints.

12. Within 90 days from the effective date of this ORDER, the Bank shall develop and implement a third party mortgage broker monitoring program and plan (“Monitoring Plan”). Such plan shall be in a form and manner acceptable to the Regional Director and the Commissioner as determined at subsequent examinations and/or visitations. At a minimum, the Monitoring Plan shall provide for the following:

(a) A functional and validated due diligence process and establishment of other criteria for entering and maintaining relationships with such third party brokers;

(b) An acceptable selection process that fully evaluates the integrity, character and financial viability of potential brokers and includes the establishment of criteria for third party compensation designed to avoid providing incentives for originations inconsistent with sound underwriting and consumer protection principles;

(c) Procedures and systems for monitoring compliance with applicable agreements, bank policies, and applicable laws, rules and regulations;

(d) Appropriate corrective actions in the event that the third party fails to comply with applicable agreements, bank policies or laws, rules and regulations; and

(e) Procedures and systems for determining which residential mortgage loan brokers generate substantial putbacks (measured as a fraction of the broker’s loan volume), and for implementing appropriate corrective action by the Bank with respect to such brokers.

13. Within 90 days from the effective date of this ORDER, the board and management shall develop a five year strategic plan, which includes policies and procedures for diversifying the Bank’s loan portfolio composition, achieving balanced risk tolerance, assessing the Bank’s strengths and weaknesses based on different economic scenarios and stress tests, and strategies to mitigate the Bank’s concentrations of credit. In addition, the provisions of the strategic plan should address the Bank’s policies and procedures to, among other things, mitigate the risk of the Bank’s reliance on third party broker loan originations, diversify the Bank’s business plan and/or lending operations including product lines with lower risk profiles, limit the Bank’s acquisition of high loan to value subprime mortgages, and develop a contingency funding plan that utilizes economic scenarios that includes market risks, volatility in loan prices and market spreads and dislocations. Such strategic plan shall be provided to the Regional Director and the Commissioner for review and approval prior to implementation.

14. Within 90 days from the effective date of this ORDER, the Bank shall develop, adopt, and implement a comprehensive policy covering the Bank’s capital analysis on subprime residential loans. Such analysis shall meet the criteria set forth in the Interagency Guidance on Subprime Lending dated March 1, 1999 and the Interagency Expanded Guidance for Subprime Lending Programs dated January 31, 2001. Such policy and its implementation shall be in a form and manner acceptable to the Regional Director and the Commissioner as determined at subsequent examinations and/or visitations.

15. Within 90 days from the effective date of this ORDER, the Bank shall perform quarterly valuations and cash flow analyses on the Bank’s residual interests and mortgage servicing rights from its residential lending operation. The valuation should compare actual results to estimated results on a regular and ongoing basis and revise assumptions as needed. At a minimum, review of assumptions shall include prepayment speeds, changes in delinquency and loss estimates, cost of servicing as compared to other subprime lenders, and changes in established discount rates based on a subprime portfolio with similar characteristics. The Bank shall also obtain an annual independent valuation of the residual interests and mortgage servicing rights. The Bank will not enter into a contract or any other agreement to conduct the valuation without the prior written consent of the Regional Director and the Commissioner.

CORRECTIVE PLANS ON COMMERCIAL REAL ESTATE LENDING

16. (a) Beginning with the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any commercial real estate borrower who has a loan or other extension of credit from the Bank that has been charged off or classified, in whole or in part, “Loss” and is uncollected. Subparagraph 16(a) of this ORDER shall not prohibit the Bank from renewing or extending the maturity of any credit in accordance with the Financial Accounting Standards Board Statement Number 15, concerning troubled debt restructurings.

(b) Beginning with the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any commercial real estate borrower who has a loan or other extension of credit from the Bank, that has been classified, in whole or part, “Substandard” without the prior approval of a majority of the board of directors of the Bank.

(c) The Board shall not approve any extension of credit, or additional credit to a commercial real estate borrower in paragraphs 16(a) and 16(b) above without first collecting in cash all past due interest.

17. Within 90 days from the effective date of this ORDER, the Bank shall revise, adopt, and implement a written lending and collection policy to provide effective guidance and control over the Bank’s commercial real estate lending function, which policy shall include a planned material reduction in the volume of funded and unfunded nonrecourse lending and loans for condominium conversion and construction as a percentage of Tier 1 capital. Such plan shall ultimately reduce nonrecourse funding to no more than 200 percent of Tier 1 capital and the funding of condominium conversion and construction loans to no more than 100 percent of Tier 1 capital within two years. Such policies shall be provided to the Regional Director and the Commissioner for review and approval prior to implementation and their implementation shall be in a form and manner acceptable to the Regional Director and the Commissioner as determined at subsequent examinations and/or visitations.

CAPITAL PROVISIONS

18. (a) Within 90 days from the effective date of this ORDER, the Bank shall develop, adopt and implement a Capital Adequacy Plan (“CAP”) to maintain adequate Tier 1 capital in relation to the risk profile of the Bank. In no event shall Tier 1 capital fall below 14 percent of the Bank’s total assets during the life of this ORDER. The CAP shall be provided to the Regional Director and the Commissioner for review and approval prior to implementation. Such implementation shall be in a form and manner acceptable to the Regional Director and the Commissioner as determined at subsequent examinations and/or visitations.

(b) Within 90 days from the effective date of this ORDER, the Bank shall develop and adopt a plan to meet and thereafter maintain the minimum risk-based capital requirements as described in the FDIC Statement of Policy on Risk-Based Capital contained in Appendix A to Part 325 of the FDIC Rules and Regulations, 12 C.F.R. Part 325, Appendix A. The Plan shall be in a form and manner acceptable to the Regional Director and the Commissioner as determined at subsequent examinations.

(c) The level of Tier 1 capital to be maintained during the life of this ORDER pursuant to Subparagraph 18(a) shall be in addition to a fully funded allowance for loan and lease losses, the adequacy of which shall be satisfactory to the Regional Director and the Commissioner as determined at subsequent examinations and/or visitations.

(d) Any increase in Tier 1 capital necessary to meet the requirements of Paragraph 18 of this ORDER may be accomplished by the following:

(i) the sale of common stock; or

(ii) the sale of noncumulative perpetual preferred stock; or

(iii) the direct contribution of cash by the board of directors and/or shareholders of the Bank’s parent company; or

(iv) any other means acceptable to the Regional Director and the Commissioner; or

(v) any combination of the above means.

Any increase in Tier 1 capital necessary to meet the requirements of Paragraph 18 of this ORDER may not be accomplished through a deduction from the Bank’s allowance for loan and lease losses without the prior written consent of the Regional Director and the Commissioner.

(e) If all or part of the increase in Tier 1 capital required by Paragraph 18 of this ORDER is accomplished by the sale of new securities, the board of directors shall forthwith take all necessary steps to adopt and implement a plan for the sale of such additional securities, including the voting of any shares owned or proxies held or controlled by them in favor of the plan. Should the implementation of the plan involve a public distribution of the Bank’s securities (including a distribution limited only to the Bank’s existing shareholders), the Bank shall prepare offering materials fully describing the securities being offered, including an accurate description of the financial condition of the Bank and the circumstances giving rise to the offering, and any other material disclosures necessary to comply with the Federal securities laws. Prior to the implementation of the plan and, in any event, not less than 15 days prior to the dissemination of such materials, the plan and any materials used in the sale of the securities shall be submitted to the FDIC, Registration and Disclosure Unit, Washington, D.C. 20429, for review. Any reasonable changes requested to be made in the plan or materials by the FDIC shall be made prior to their dissemination. If the increase in Tier 1 capital is provided by the sale of noncumulative perpetual preferred stock, then all terms and conditions of the issue, including but not limited to those terms and conditions relative to dividend rate and convertibility factor, shall be presented to the Regional Director and the Commissioner for prior approval.

(f) In complying with the provisions of Paragraph 18 of this ORDER, the Bank shall provide to any subscriber and/or purchaser of the Bank’s securities, a written notice of any planned or existing development or other changes which are materially different from the information reflected in any offering materials used in connection with the sale of Bank securities. The written notice required by this paragraph shall be furnished within 10 days from the date such material development or change was planned or occurred, whichever is earlier, and shall be furnished to every subscriber and/or purchaser of the Bank’s securities who received or was tendered the information contained in the Bank’s original offering materials.

(g) For the purposes of this ORDER, the terms “Tier 1 capital” and “total assets” shall have the meanings ascribed to them in Part 325 of the FDIC Rules and Regulations, 12 C.F.R. §§325.2(v) and 325.2(x).

19. Within 90 days from the effective date of this ORDER, the Bank shall formulate and implement a written profit plan. Such plan shall be provided to the Regional Director and the Commissioner for review and approval prior to implementation. At a minimum, the profit plan shall include the following:

(a) goals and strategies for improving and sustaining the earnings of the Bank, including:

(i) an identification of the major areas in, and means by which, the board of directors will seek to improve the Bank’s operating performance;

(ii) realistic and comprehensive budgets;

(iii) a budget review process to monitor the income and expenses of the Bank to compare actual figures with budgetary projections; and

(iv) a description of the operating assumptions that form the basis for, and adequately support, major projected income and expense components; and

(b) coordination of the Bank’s loan, investment, and operating policies, and budget and profit planning, with the funds management policy.

20. During the life of this ORDER, the Bank shall not pay cash dividends without the prior written consent of the Regional Director and the Commissioner.

21. Within 90 days from the effective date of this ORDER, the Bank shall develop or revise, adopt, and implement a written liquidity and funds management policy to provide effective guidance and control over the Bank’s liquidity position and needs. Such policy shall also include a comprehensive contingency plan for a market dislocation strategy. Such policy and its implementation shall be in a form and manner acceptable to the Regional Director and the Commissioner as determined at subsequent examinations and/or visitations.

22. Upon the effective date of this ORDER, the Bank shall not accept, renew, or rollover brokered deposits without obtaining a Brokered Deposit Waiver approved by the FDIC pursuant to section 29 of the Act, 12 U.S.C. §1831f.

ASSET MANAGEMENT

23. (a) Within 180 days from the effective date of this ORDER, the Bank shall have reduced the assets classified “Substandard” and listed as “Special Mention” in the Report of Examination to not more than $2,676,000,000.

(b) Within 360 days from the effective date of this ORDER, the Bank shall have reduced the assets classified “Substandard” and listed as “Special Mention” in the Report of Examination to not more than $1,784,000,000.

(c) Within 540 days from the effective date of this ORDER, the Bank shall have reduced the assets classified “Substandard” and listed as “Special Mention” in the Report of Examination to not more than $892,000,000.

(d) The requirements of subparagraphs 23(a), 23(b), and 23(c) of this ORDER are not to be construed as standards for future operations and, in addition to the foregoing, the Bank shall eventually reduce the total of all adversely classified assets. Reduction of these assets through proceeds of other loans made by the Bank is not considered collection for the purpose of this paragraph. As used in subparagraphs 23(a), 23(b), and 23(c), the word “reduce” means:

(i) to collect;

(ii) to sell on a non-recourse basis;

(iii) to charge-off; or

(iv) to sufficiently improve the quality of assets adversely classified as to warrant removing any adverse classification, as determined in subsequent on-site examinations by the FDIC and the Department of Financial Institutions for the State of California (“DFI”).

24. Within 90 days from the effective date of this ORDER, the board of directors shall develop or revise, adopt and implement a comprehensive plan for the methodology for determining the adequacy of the allowance for loan and lease losses. For the purpose of this determination, the adequacy of the reserve shall be determined after the charge-off of all loans or other items classified “Loss.” The policy shall provide for a review of the allowance at least once each calendar quarter. Said review should be completed prior to the filing of the quarterly Call Report, in order that the findings of the board of directors with respect to the loan and lease loss allowance may be properly reported in the quarterly Reports of Condition and Income. The review should be transparent, justified and should focus on the results of the Bank’s internal loan review, loan loss experience, trends of delinquent and non-accrual loans, an estimate of potential loss exposure of significant credits, concentrations of credit, and present and prospective economic conditions. A deficiency in the allowance shall be remedied in the calendar quarter it is discovered, prior to submitting the Report of Condition, by a charge to current operating earnings. The minutes of the board of directors meeting at which such review is undertaken shall indicate the results of the review. Upon completion of the review, the Bank shall increase and maintain its allowance for loan and lease losses consistent with the allowance for loan and lease loss policy established. Such policy and its implementation shall be acceptable to the Regional Director and the Commissioner as determined at subsequent examinations and/or visitations.

PARENT COMPANIES’ PROVISIONS

25. Beginning with the effective date of this ORDER, FGCC and FGC shall:

(a) Submit to the Regional Director and the Commissioner an annual listing of their subsidiaries, which will be updated every year thereafter;

(b) Consent to their examination and to the examination of their subsidiaries to monitor compliance with the provisions of the Act or any other Federal law that the FDIC has specific jurisdiction to enforce against FGCC, FGC, or their subsidiaries and those governing the transactions and relationships between the Bank and its affiliates; and

(c) Maintain the Bank’s capital in accordance with the provisions of paragraph 18 of this ORDER and liquidity at such levels as the FDIC and the DFI deem appropriate, and/or take such other actions as the FDIC and the DFI deem appropriate to provide the Bank with a resource for additional capital and liquidity including, for example, pledging assets, obtaining and maintaining a letter of credit, and indemnifying the Bank.

SAVINGS CLAUSE

26. The provisions of this ORDER shall not bar, estop or otherwise prevent the FDIC or any other Federal or State agency or department from taking any other action or seeking further remedies against the Bank or any of the Bank’s current or former institution-affiliated parties or agents including third party brokers for violations of any laws, engaging in unsafe or unsound banking practices, or unfair or deceptive practices.

This ORDER shall become effective upon its issuance by the FDIC. The provisions of this ORDER shall remain effective and enforceable except to the extent that, and until such time as, any provisions of this ORDER shall have been modified, terminated, suspended, or set aside by the FDIC.

Pursuant to delegated authority.

Dated at San Francisco, California, this 7th day of March, 2007.

John F. Carter

Regional Director

Division of Supervision and Consumer Protection

San Francisco Region

Federal Deposit Insurance Corporation